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                                                                    Exhibit 10.1

                                  AMENDMENTS TO
                               FINANCIAL ADVISORY
                       AND MANAGEMENT CONSULTING AGREEMENT

         Reference is made to that certain Financial Advisory and Management Consulting Agreement (the "Consulting Agreement") entered into as of January 5, 2001 by and between ROBERT B. DIXON ("Consultant") and NATIONAL AUTO CREDIT, INC. ("NAC"), a Delaware corporation.

         The paragraphs set forth herein shall supercede and replace the corresponding paragraphs in the Consulting Agreement. Where no corresponding paragraph exists in the Consulting Agreement, the paragraph(s) set forth herein shall be added thereto. Except as expressly set forth herein, the remainder of the Consulting Agreement shall remain in full force and effect as originally executed.

         All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Consulting Agreement.

         NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Consultant and NAC hereby agree to the following amendments effective as of April 1, 2001 (the "Amendment"):

3.       DUTIES AND RESPONSIBILITIES; PLACE OF PERFORMANCE

         3.1 DUTIES AND RESPONSIBILITIES. During the Contract Period, Consultant shall devote his full business time to NAC. Consultant shall have the titles of Chief Financial Officer ("CFO"), Chief Accounting Officer ("CAO"), and Treasurer and shall be responsible for the affairs of NAC and its subsidiaries in pursuit of NAC's Business. Consultant shall perform such duties as customarily required of a CFO, those duties customarily required of a CAO, and those duties customarily required of a Treasurer in the areas of, but not limited to, finance, securities regulation and compliance (including, but not limited to, preparation and filing of periodic securities reports required by the U.S. Securities and Exchange Commission, state "blue sky" regulations, or the rules of national securities exchanges), budgets and operations, and treasury functions, together with such other matters as he may be reasonably assigned from time to time by the CEO or NAC's Board of Directors (the "Board").

4.       COMPENSATION AND RELATED MATTERS

         4.1 FEE. Commencing April 1, 2001, NAC shall pay Consultant a fee of $15,000 per calendar month (the "Consulting Fee"), pro-rated for any portion of a month at the commencement or termination of the Contract Period, subject to increase at the discretion of the Board, payable bi-monthly (on the 15th and last day of the month, or the next business day, if such day falls on a Saturday, Sunday, or legal holiday) in arrears.

         4.3 BONUS IN LIEU OF VACATION PAY. Retroactive to January 5, 2001, for each three-month period of service by Consultant, and in lieu of vacation, NAC shall pay Consultant a bonus equal to Consultant's weekly pro-rated fee.


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         4.4 REIMBURSEMENT TOWARD HEALTH INSURANCE. Inasmuch as NAC shall not provide health insurance benefits to Consultant under NAC's policy or policies, NAC shall reimburse Consultant the sum of $500 per month towards the cost of any health insurance coverage Consultant may choose to obtain on his own.

         4.5 DIRECTORS AND OFFICERS LIABILITY INSURANCE. Consultant shall be entitled to coverage under the policy or policies of insurance maintained by NAC for directors and officers liability to the extent such policy or policies permit.

         4.6 INDEMNIFICATION BY NAC. Consultant shall be entitled to indemnification by NAC for liability which may arise out of or which may be related to the performance of his duties as CFO and/or CAO, to the fullest extent provided by Delaware law and the charter and bylaws of NAC.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the 1st day of April, 2001.



                                 NATIONAL AUTO CREDIT, INC.


                                 By:
                                     -------------------------------------
                                           Name:  James McNamara
                                           Title: Chief Executive Officer


                                 -----------------------------------------
                                          Robert B. Dixon



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